Exhibit 32.1

CERTIFICATION PURSUANT
TO 18 U.S.C. Section 1350, as Adopted Pursuant to
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Non Invasive Monitoring Systems, Inc. (the "Company") on Form 10-Q for the quarterly period ended October 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jane H. Hsiao, Interim Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)                The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: December 16, 2013	By:	/s/ Jane H. Hsiao
Jane H. Hsiao, Interim Chief Executive Officer